SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                      Exchange Act of 1934 (Amendment No )

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement             |_|  Confidential, For Use of the
                                                  Commission Only (as permitted
|X|  Definitive Proxy Statement                   by Rule 14a-6(e) (2))

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            U.S.B. Holding Co., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|  No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

--------------------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

      (3)  Filing Party:

--------------------------------------------------------------------------------

      (4)  Date Filed:

--------------------------------------------------------------------------------

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              --------------------

                                  May 20, 1998

To the Shareholders of U.S.B. Holding Co., Inc.:

     At the direction of the Board of Directors of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company will be held at the Comfort Inn, 425 East Route 59, Nanuet, New York 10954 on May 20, 1998 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

          1. Election of two directors, constituting Class I members of the Board of Directors, to a three-year term of office.

          2. Approval of an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock, $5 par value per share, from 20,000,000 to 30,000,000 and to reduce the par value of the Common Stock to $0.01 per share.

          3. Approval of the 1998 Director Stock Option Plan.

          4. Any other business which may be properly brought before the meeting or any adjournment thereof.

                                        By order of the Board of Directors




                                        Michael H. Fury, Secretary

April 30, 1998

     YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962

                              --------------------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1998

     This Proxy Statement and the accompanying form of proxy are being sent to the shareholders of U.S.B. Holding Co., Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 10:00 a.m. (local time) on Wednesday, May 20, 1998, at the Comfort Inn, 425 East Route 59, Nanuet, New York 10954, and at any adjournments thereof. The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are being mailed to the shareholders on or about April 30, 1998. The Annual Report of the Company for the year 1997 has been furnished to shareholders prior to or with this Proxy Statement.

     At the Meeting, two Class I directors will be elected to the Board of Directors to serve for a three-year term (until the 2001 Annual Meeting of Shareholders), with each director to hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.


                            VOTING RIGHTS AND PROXIES


     The Board of Directors has fixed the close of business on April 27, 1998, as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 12,450,189 shares of common stock, $5 par value per share ("Common Stock"), which is the Company's only authorized and outstanding class of stock entitled to vote at the Meeting.


     A majority of the outstanding shares of Common Stock is required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will be disregarded and have no effect on the outcome of the election of directors. The affirmative vote of holders of at least a majority of the issued and outstanding shares is required for adoption of the amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 30,000,000 and to reduce the par value of the Common Stock to $.01 per share. The affirmative vote of the holders of a majority of shares of Common Stock represented at the Meeting and entitled to vote will be required for approval of the 1998 Director Stock Option Plan. In determining whether each of these proposals has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as votes against the proposal.

     If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a shareholder, will be voted in accordance with such instructions.

     Any shareholder executing a proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal offices of the Company prior to exercise of the Proxy a written notice of revocation or a later-dated, properly executed proxy.

     The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company or of Union State Bank (the "Bank"), the Company's principal subsidiary. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expense in forwarding proxy materials to shareholders and obtaining their proxies.


                          ITEM 1: ELECTION OF DIRECTORS

     Two directors, Mr. Herbert E. Peckman and Mr. Howard V. Ruderman, constituting Class I members of the Board of Directors, are proposed to be elected to serve for a three-year term (until the 2001 Annual Meeting of Shareholders), with each to hold office until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal.

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, as nearly equal in number as possible, with terms expiring in successive years. There are currently two Class I directors with terms expiring at this meeting, two Class II directors with terms expiring in 1999 and three Class III directors with terms expiring in 2000, making a total of seven directors.

     All proxies which are timely received in proper form will be voted FOR the Board's nominees for director, unless contrary instructions are given. All nominees are presently directors of the Company. If any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the votes which would have been cast for the nominee not serving will be cast for the substitute nominee.

     The following information is furnished with respect to each of the Board's nominees for Class I directors and the Class II and Class III directors continuing in office.

                              NOMINEES FOR DIRECTOR

                                     CLASS I
                            (Terms Expiring in 2001)

                                                                                         Served as a
        Name, Age, Other Positions with the Company                                     Director of the
 or the Bank and Principal Occupation for the Past Five Years                           Company Since
 ------------------------------------------------------------                           -------------
Herbert E. Peckman, 86.....................................................................   1982
Proprietor, Peckman's Liquor Store, Pearl River, NY; Director of the
     Bank (from 1969)

Howard V. Ruderman, 70.....................................................................   1982
Retired - President, Mohegan Electric Supply Co., Mohegan Lake, NY,
     through 1997; Director of the Bank (from 1969)



                         DIRECTORS CONTINUING IN OFFICE

                                    CLASS II
                            (Terms Expiring in 1999)

                                                                                         Served as a
        Name, Age, Other Positions with the Company                                     Director of the
 or the Bank and Principal Occupation for the Past Five Years                           Company Since
 ------------------------------------------------------------                           -------------
Fred F. Graziano, M.D., 77.................................................................   1982
Licensed physician in State of New York, offices in Nanuet, NY; Treasurer of the Bank; Director of the Bank (from 1969)

Kenneth J. Torsoe, 62......................................................................   1982
President, Torsoe Brothers Construction Corp., Suffern, NY; partner,
     Normandy Village Company; owner, Normandy Village Apts., Nanuet, NY;
     Director of the Bank (from 1981)

                                    CLASS III
                            (Terms Expiring in 2000)

                                                                                         Served as a
        Name, Age, Other Positions with the Company                                     Director of the
 or the Bank and Principal Occupation for the Past Five Years                           Company Since
 ------------------------------------------------------------                           -------------
Thomas E. Hales, 61........................................................................   1982
Chairman of the Board and Chief Executive Officer of the Company (from 1982);
     Chairman of the Board of the Bank (from 1981);  Chief Executive  Officer of the Bank (from 1983); President of the Company and the Bank (from 1984)

Raymond J. Crotty, 50......................................................................   1996
Senior Executive Vice President, Chief Credit Officer and Assistant Secretary of the
     Company and the Bank (from 1997);  Executive Vice  President,  Chief Credit
     Officer and  Assistant  Secretary of the Company and the Bank from 1995 and
     1992, respectively; Director of the Bank (from 1995); Senior Vice President and Chief Credit Officer of the Bank (from 1988)

Michael H. Fury, 71........................................................................   1982
Attorney, partner in law firm of Fury & Kennedy, Pearl River, NY; Secretary and
     General Counsel of the Company and the Bank; Director of the Bank (from 1969)


Executive Officers

     In addition to Mr. Hales and Mr. Crotty, the executive officers of the Company are Robert F. Picarelli, 62, Senior Executive Vice President of the Company since 1997 (Executive Vice President from 1987), and Steven T. Sabatini, 46, Senior Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company since 1997, Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company from 1995. Mr. Picarelli also serves as Senior Executive Vice President (since 1997) and Executive Vice President and Senior Operations Officer of the Bank (since 1987). Mr. Sabatini has held the same positions with the Bank as he does with the Company for the same periods. Mr. Sabatini was Assistant to the Chairman of the Board of Directors of the Bank from September 1994 to March 1995, and for five years prior to that, an audit partner with Ernst & Young LLP. Mr. Picarelli has announced his intention to retire, and is expected to retire prior to the Annual Meeting.

Board Committees and Meetings


     The Board of Directors of the Company met 13 times during 1997. Each director attended at least ten (75%) or more of the Board of Directors Meetings. The standing committees of the Board include the Stock Option Committee, comprised of Messrs. Ruderman (Chairman) and Peckman, and the Examining Committee, comprised of Messrs. Ruderman (Chairman), Graziano and Peckman. The Stock Option Committee evaluates the awarding of options to purchase common stock of the Company to employees under the Company's stock option plans. The Examining Committee of the Company functions in a similar manner as that described below for the Bank's Examining Committee. The Board of Directors of the Company does not have a standing executive, nominating or compensation committee or committees performing similar functions.

     Each of the directors of the Company is also a member of the Bank's Board of Directors, which is the Company's principal subsidiary. Among its standing committees, the Board of Directors of the Bank has an Executive Committee, an Examining Committee and a Compensation Committee.

     The Executive Committee of the Bank's Board of Directors supervises the day-to-day business of the Bank, but does not have authority to act on matters which are not within the ordinary course of business. The committee's present voting members are Messrs. Torsoe (Chairman), Graziano, Fury, Ruderman, Peckman, Crotty and Hales.

     The Examining Committee of the Bank's Board of Directors serves many of the purposes which would be served by an audit committee. It reviews the Bank's internal auditing and control procedures and reviews and makes recommendations concerning internal accounting controls. Its present members are Messrs. Ruderman (Chairman), Peckman and Graziano.

     The Compensation Committee of the Bank's Board of Directors establishes and reviews the policies and standards for hiring employees and makes recommendations to the Bank's Board concerning hiring, promotions and compensation policy. Its present members are Messrs. Ruderman (Chairman), Fury and Peckman.

     The above Committees meet as and when required, except for the Examining Committees which meet at least twice each year. Certain matters that may come before a committee may be reviewed or acted on by the Board as a whole.

Compliance with Section 16(a) of the Securities Exchange Act

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Rules issued thereunder, the Company's directors and executive officers are required to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers are in substantial compliance with the filing requirements of Section 16(a).

Compensation of Directors

     Each director of the Company during 1997 received $2,500 monthly for serving on the Company's Board of Directors. In addition, each director of the Bank received $500 monthly for serving on the Bank's Board of Directors. No compensation is paid to directors for serving on or attending meetings of the committees of the Company's or Bank's Board of Directors.

Director Stock Option Plan

     Under the Company's existing Director Stock Option Plan, each non-employee director automatically receives annually, effective as of the close of each annual meeting of shareholders of the Company, a non-qualified option to purchase a fixed number of shares of Common Stock at an exercise price equal to the market value of such shares on the date of the grant . Each eligible director currently receives an option covering 16,940 shares of Common Stock annually. The options may not be exercised prior to the first anniversary of the date of grant and expire ten years after the date of grant. At December 31, 1997, options (after adjustment for stock splits and dividends) had been granted under the plan for 542,570 shares, of which options for 146,023 shares had been exercised and options for 396,547 shares (of which 311,847 were immediately exercisable) were outstanding.


                        OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth certain information as of March 31, 1998 regarding the amount of Common Stock beneficially owned by the Company's directors and director nominees, the executive officers listed below under EXECUTIVE COMPENSATION and all directors and executives as a group:

                                                                         Number of Shares
                                                                          and Nature of          Percent
Beneficial Owner                                                       Beneficial Ownership*     of Class
----------------                                                       ---------------------     --------
Raymond J. Crotty (a)................................................          219,123             1.73
Michael H. Fury (b)..................................................          309,441             2.46
Fred F. Graziano, M.D.(c)............................................          289,265             2.31
Thomas E. Hales (d)..................................................        2,071,533            15.73
Herbert E. Peckman (e)...............................................          282,012             2.25
Robert F. Picarelli (f)..............................................          320,554             2.52
Howard V. Ruderman (g)...............................................          741,320             5.92
Kenneth J. Torsoe (h) (i)............................................        1,377,284            11.01
Steven T. Sabatini (j)...............................................          115,319             0.92
All directors and executive officers as a group (9 individuals)......        5,725,851            40.45

---------------------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date. The table does not include that portion of the 1,287,072 shares owned by the Company's Employee Stock Ownership Plan (With 401(k) Provisions) ("KSOP"), of which Mr. Peckman and Mr. Sabatini are trustees, nor that portion of the 56,217 shares owned by the Bank's Key Employees' Supplemental Investment Plan ("KESIP"), of which Mr. Hales and Mr. Sabatini are trustees, which may be allocated to any named beneficial owner.

(a) Includes 9,559 shares owned by Mr. Crotty jointly with his wife, and 209,564 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998. Does not include 58,920 or 5,340 shares allocated to Mr. Crotty under the KSOP and KESIP, respectively.

(b) Includes 102,483 shares owned by Mr. Fury jointly with his wife, 5,815 shares which he holds as trustee for his children, and 108,524 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998.

(c) Includes 136,292 shares held by Mr. Graziano's wife and 62,000 shares that may be acquired pursuant to the exercise of options within 60 days of March 31 , 1998.

(d) Includes 509,918 shares owned by Mr. Hales jointly with his wife, 156,605 shares owned by his wife, 5,256 shares held by Mr. Hales as custodian for his grandchildren (Michael T. Shaw, Robert W. Shaw, Christopher Hales Wilson, and Thomas Prezziosi Wilson),162,726 shares held by the Hales Family Foundation, Inc., and 721,772 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998. Does not include 180,299 or 43,691 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(e) Includes 90,852 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998.

(f) Includes 51,018 shares owned by Mr. Picarelli jointly with his wife, and 269,536 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998. Does not include 83,853 or 5,179 shares allocated to Mr. Picarelli under the KSOP and KESIP, respectively.

(g) Includes 73,180 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998.

(h) Includes 10,996 shares owned by Mr. Torsoe's son, and 62,000 shares that may be acquired pursuant to the exercise of options within 60 days of March 31 , 1998.

(i) If shares owned by Harold R. Torsoe were included, the total would be 2,351,991 shares (18.80%). Harold R. Torsoe is the brother of Kenneth J. Torsoe. However, Kenneth J. Torsoe disclaims beneficial ownership of the shares owned by his brother.

(j) Includes 44 shares owned by Michael Sabatini and 43 shares owned by Erica Sabatini, Mr. Sabatini's children, and 108,900 shares that may be acquired pursuant to the exercise of options within 60 days of March 31 , 1998. Does not include 14,517 shares or 2,007 shares allocated to Mr. Sabatini under the KSOP and KESIP, respectively.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth cash and certain other compensation paid to or earned by the Chief Executive Officer and the three other executive officers of the Company for the years indicated. The Bank, which is the principal subsidiary of the Company, has paid or accrued all of the cash compensation shown.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation       Long Term
                                                           ------------------------   Compensation     All Other
Name and Principal Position(s)                     Year    Salary (1)     Bonus (2)    Options (3)   Compensation (4)
------------------------------                     ----    ----------     ---------   ------------   ---------------
Thomas E. Hales.................................   1997     $423,750       $624,120       96,800        $175,306
   Chairman of the Board and                       1996     $393,000       $564,840       96,800        $ 77,609
   Chief Executive Officer                         1995     $363,000       $559,620       96,800        $ 62,864

Raymond J. Crotty...............................   1997     $171,750       $104,020       36,300        $ 28,032
   Senior Executive Vice President and             1996     $145,812       $ 94,140       36,300        $ 16,686
   Chief Credit Officer                            1995     $105,992       $ 93,270       36,300        $ 13,415


Robert F. Picarelli.............................   1997     $110,749       $104,020       36,300        $ 42,890
   Senior Executive Vice President, Operations     1996     $109,999       $ 94,140       36,300        $ 18,246
                                                   1995     $ 99,622       $ 93,270       36,300        $ 12,815


Steven T. Sabatini .............................   1997     $135,750       $104,020       36,300        $ 24,590
   Senior Executive Vice President and             1996     $133,087       $ 61,390       36,300        $ 15,134
   Chief Financial Officer                         1995     $125,000       $ 30,635       36,300        $ 10,370

---------------------

(1) Includes director fees in the case of Messrs. Hales and Crotty; also includes that portion of each named executive's salary deferred pursuant to the KSOP and the KESIP (but not amounts contributed for the named executives by the Company, which are included under "All Other Compensation").

(2) Reflects payments accrued for the indicated years under the Company's Executive Compensation Plan.

(3) Number of shares covered by stock options granted, adjusted for stock dividends and splits.

(4) Reflects annual contributions made for the account of each named executive to the KSOP and KESIP, the value of personal use of a Company provided car and Company paid life insurance. Also reflects additional compensation each year for Mr. Hales, representing certain KSOP benefits lost as a result of IRS regulations.

     The options referred to below were granted under the Company's 1984 and 1993 Incentive Stock Option Plans, and 1997 Employee Stock Option Plan.

                              Option Grants in 1997

                                                                                         Potential Realizable
                                                                                         Aggregate Value at
                                              % of Total                               Assumed Annual Rates
                                                Options                                    of Stock Price
                                              Granted to                               Appreciation for Option
                                               Employees    Exercise                           Term*
                                   Options     In Fiscal      Price     Expiration     -----------------------
Name                               Granted       Year       ($/Share)      Date           5%           10%
----                               -------      ------      --------      -------      -------      ---------
Thomas E. Hales....................  5,992        2.36      $18.3563      6/25/02     $ 17,608     $   51,029
Thomas E. Hales.................... 90,808       35.77      $16.6875      6/25/07     $953,029     $2,415,163
Raymond J. Crotty.................. 36,300       14.30      $16.6875      6/25/07     $380,968     $  965,448
Robert F. Picarelli................ 36,300       14.30      $16.6875      6/25/07     $380,968     $  965,448
Steven T. Sabatini................. 36,300       14.30      $16.6875      6/25/07     $380,968     $  965,448


------------------------------------

* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company over the option term, which is ten years (five years in the case of Mr. Hales's incentive stock options). The gains reflect a future value based upon growth at these prescribed rates.

              Option Exercises in 1997 and December 31, 1997 Values

                                                                                               Value
                                                                                          of Unexercised
                                                                  Unexercised              In-the-Money
                                                                  Options at                Options at
                                         Shares                    12/31/97                  12/31/97*
                                        Acquired      Value      (Exercisable/             (Exercisable/
Name                                   on Exercise  Realized    Unexercisable)            Unexercisable)
----                                   -----------  --------    --------------            --------------
Thomas E. Hales.........................  None        NA           721,772/0            $    14,346,396/NA
Raymond J. Crotty.......................  None        NA           209,564/0            $     4,004,812/NA
Robert F. Picarelli.....................  7,530    $162,949        278,284/0            $     5,616,286/NA
Steven T. Sabatini......................  None        NA           108,900/0            $     1,744,106/NA

------------------------------------

* Difference between the market value per share of the Company's Common Stock at December 31, 1997 ($25.625) and the option exercise price, multiplied by the number of shares covered by the options.

     Employment Agreement. The Company and the Bank are parties to an employment agreement with Mr. Hales for a term of five years expiring July 1, 1999 covering his services as Chairman of the Board of Directors, President and Chief Executive Officer of the Company and the Bank. The agreement provides for annual salary and other payments to Mr. Hales of $430,000, increasing by $30,000 annually during the remaining term of the agreement, for an annual bonus equal to 6% of net income of the Company under the Executive Compensation Plan, for annual stock option grants of 96,800 shares issued at fair value at the date of grant (110% of fair market value for incentive stock options if Mr. Hales' ownership of the Company equals or exceeds 10% at the date of the grant), and for other fringe benefits. On February 18, 1998, the Board of Directors of the Company and the Bank, on the recommendation of the Bank's Compensation Committee, increased Mr. Hales' base compensation by $100,000, to $530,000. All other terms of Mr. Hales' contract remain the same.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Bank's Compensation Committee on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


                     REPORT OF BANK'S COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The proxy statement rules of the Securities and Exchange Commission require a report from the Compensation Committee of the Board of Directors which discusses the compensation policies for executive officers and the Committee's rationale for compensation paid to the Chief Executive Officer. The Company's Board does not have a Compensation Committee. All of the compensation (other than stock options) paid to the Company's executive officers is paid to them by the Bank, and decisions concerning the Chief Executive Officer's compensation and guidelines for the compensation of the other executive officers are made by the Compensation Committee of the Bank's Board of Directors. Accordingly, the following report is submitted by the Bank's Compensation Committee.

Compensation Policies for Executive Officers

     The Compensation Committee's executive compensation policy is designed to provide competitive levels of compensation that align compensation with the Company's annual and long-term performance goals, reward good performance at the Company and Bank levels, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. A significant portion of an executive officer's compensation is performance related, and, therefore, actual compensation levels vary from year to year and in any particular year may be above or below those of the Company's competitors.

     The Compensation Committee also believes that stock ownership by management of the Company is beneficial in aligning the interests of management and the Company's shareholders. Accordingly, the Compensation Committee has also relied upon stock-based compensation arrangements in compensating the Company's executive officers.

Relationship of Company's Performance to Compensation

     Compensation paid to the Company's executive officers for 1997 consisted primarily of salary, annual bonus under the Bank's Executive Compensation Plan and awards of stock options under the Company's 1997 Employee Stock Option Plan. While each executive officer's salary is determined on the basis of the individual's responsibilities and a comparison with salaries paid by competitors of the Company, the other primary components of executive compensation are directly related to Company and Bank performance.

Annual Bonus Arrangements

     Corporate performance determines the aggregate amount of annual bonuses, if any, awarded to the executive officers under the Bank's Executive Compensation Plan. In determining the aggregate percent of consolidated net income after taxes that is paid as bonuses in accordance with the Executive Compensation Plan, the Compensation Committee considers the financial performance of the Company in comparison to the Company's business plan for the year, with particular emphasis on net income, return on average common equity, return on average assets and expense to revenue ratios. The Compensation Committee also considers certain measures of asset quality, including net charge-offs and the level of nonperforming loans, and other specific items such as capital ratios that the Board may have identified as being priorities for that year.

     In 1997, the Committee took into account the fact that the Company achieved the highest net income in its history. Net income of $10.4 million represented an increase of 10.5% over 1996. Diluted earnings per share increased to $.77 from $.70 in 1996, as a result of higher net income and the redemption of Preferred Stock and the elimination of preferred stock dividends, partially offset by higher adjusted weighted average shares outstanding. Excluding non-recurring net income related to the disposition of a former branch of Royal Oak Savings Bank, F.S.B. ("Royal") in 1996, net income increased by $1.3 million in 1997, or 14% over net income for 1996. On this basis, diluted earnings per share increased $.09, or 13%. In addition, the Company's risk-based capital position remained strong as Tier I and total capital ratios at year-end exceeded the "well capitalized" regulatory minimums. The price of the Company's Common Stock rose 201.5% during 1997, while the return on average assets was 1.12% and return on average common shareholders' equity was 17.95% for the year.

     Certain subjective factors, such as the achievement of qualitative goals relating to customers and employees and the historic level of bonus payments at competing organizations in light of their relative performance, are also considered. After the Committee's evaluation of overall corporate performance, the individual performance of each of the executive officers is evaluated in light of the factors described above that are relevant to the officer's responsibilities.

Long-Term Incentive Plan Arrangements

     The long-term incentive component of executive officers' compensation for 1997 consists of awards of stock options under the Company's 1997 Employee Stock Option Plan (the "Plan"). The Plan is designed to link rewards for Executive Officers and other key personnel to increases in shareholder value, foster share ownership by the Company's executives and enable the Company to retain and attract key employees with superior management skills. Awards under the Plan each year take into account performance during the prior year as measured by the factors described above under the caption "Annual Bonus Arrangements" and the Company's progress toward meeting longer-term objectives, emphasizing profitability and capital strength. The options granted to Mr. Hales in 1997, shown under the caption "Stock Options Granted" in the Summary Compensation Table, reflect his high level of individual performance and the Committee's view of the continuing importance of his role in determining the future success of the Company. The actual size of any stock option gains Mr. Hales and other executives will realize depends solely on the future performance of the Company's Common Stock.

     The Committee believes that the programs described above provide compensation that is competitive with the levels paid by other major corporations, effectively links executive and shareholder interests through performance and equity based plans and is structured to provide incentives that are consistent with the long-term investment horizons which characterize the business in which the Company is engaged.

                                             COMPENSATION COMMITTEE

                                             Howard V. Ruderman, Chairman
                                             Michael H. Fury
                                             Herbert E. Peckman

                                PERFORMANCE GRAPH

     The following graph provides a comparison of the annual percentage changes in the cumulative total shareholder return on the Company's Common Stock with that of a Peer Group* and the American Stock Exchange Market value Index ("AMEX Index") for the five-year period ended December 31, 1997. The comparison assumes that $100 was invested on December 31, 1992 in the Common Stock of the Company and in each of the foregoing indices and assumes the reinvestment of all dividends.

                 Comparison of Five-Year Cumulative Total Return
                 Among the Company, a Peer Group and AMEX Index

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


U.S.B. Holding Co., Inc.
                                                      Period Ending
                              --------------------------------------------------------------
Index                         12/31/92   12/31/93   12/31/94   12/31/95   12/31/96  12/31/97
-----                         --------   --------   --------   --------   --------  --------
U.S.B. Holding Co., Inc.       100.00     178.95     236.02     303.75     413.93   1,261.64
Amex Major Market Index        100.00     112.67     122.33     167.83     214.08     173.70
Peer Group Index*              100.00     127.69     134.03     175.31     217.00     395.90

* The Peer Group is a market-capitalization-weighted stock index combining price information from 20 banking institutions comprising all such institutions in Connecticut, New Jersey and New York with asset size of at least $500 million, but less than $1.5 billion, as of December 31, 1997, as reported in the SNL Quarterly Bank Digest of March 1998. The banking institutions included are: New England Community Bancorp (CT); Broad National Bancorp., Interchange Financial Services, Sun Bancorp Inc., United National Bancorp, Vista Bancorp Inc., and Yardville National Bancorp (NJ); Arrow Financial Corp., Commercial Bank of New York, CNB Financial Corp., Evergreen Bancorp Inc., FNB Rochester Corp., Hudson Chartered Bancorp Inc., Iroquois Bancorp Inc., Merchants New York Bancorp, NBT Bancorp Inc., Sterling Bancorp, State Bancorp Inc., Suffolk Bancorp, and Tompkins County Trustco Inc. (NY).

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following information is furnished with respect to each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of March 31, 1998:

                                               Number of Shares
Name and Address                                 and Nature of         Percent
of Beneficial Owner                          Beneficial Ownership*     Of Class
-------------------                          ---------------------     --------
Thomas E. Hales (a).......................          2,071,533            15.73
66 Brookwood Drive
Briarcliff Manor, NY 10510

Howard V. Ruderman (b)....................            741,320             5.92
6 Aspen Court
Pomona, NY 10970

Harold R. Torsoe (c)......................            974,707             7.83
4 Bridgitte Court
Suffern, NY 10901

Kenneth J. Torsoe (d).....................          1,377,284            11.01
70 West Gate Road
Suffern, NY 10901

U.S.B. Holding Co., Inc...................          1,287,072            10.34
Employee Stock Ownership Plan
(With 401(k) Provisions)
100 Dutch Hill Road
Orangeburg, NY  10962

------------------------------------

* The table shows all shares as to which each named beneficial owner possessed sole or shared voting or investment power as of the specified date, including shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership of such shares has been disclaimed by the named individual. Unless otherwise indicated, the named beneficial owner was the sole and exclusive owner of all listed shares as of the specified date.

(a) Includes 509,918 shares owned by Mr. Hales jointly with his wife, 156,605 shares owned by his wife, 5,256 shares held by Mr. Hales as custodian for his grandchildren (Michael T. Shaw, Robert W. Shaw, Christopher Hales Wilson, and Thomas Prezziosi Wilson), 162,726 shares held by the Hales Family Foundation, Inc., and 721,772 shares that may be acquired pursuant to the exercise of options within 60 days of March 31 , 1998. Does not include 180,299 or 43,691 shares allocated to Mr. Hales under the KSOP and KESIP, respectively.

(b) Includes 73,180 shares that may be acquired pursuant to the exercise of options within 60 days of March 31, 1998.

(c) Includes 2,057 shares owned by Harold R. Torsoe's son and 23,352 shares owned by his wife.

(d) Includes 10,996 shares owned by Kenneth J. Torsoe's son, and 62,000 shares that may be acquired pursuant to the exercise of options within 60 days of March 31 , 1998.


             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT


     During 1997, some of the directors and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) were indebted to the Bank in amounts of $60,000 or more. However, all such loans, which did not exceed a total of $843,000 (or 1.30% of shareholders' equity at March 31, 1998) at any one time during 1997, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons, and no such loan is classified at present as a nonaccrual, past due, restructured or potential problem loan.


     Outside of normal customer relationships, none of the directors, executive officers or 5% shareholders of the Company (or members of their immediate families) presently maintains, directly or indirectly, any significant business or personal relationship with the Company or the Bank, other than such as might arise by virtue of his position with, or ownership interest in, the Company, except Michael H. Fury, who is a director of the Company and the Bank and is a partner in the law firm of Fury & Kennedy, which was employed by the Company and the Bank during 1997 and received $32,403 from the Bank for services rendered and related out-of-pocket disbursements.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     On recommendation of the Examining Committees of the Company and the Bank, the Board has appointed Deloitte & Touche LLP as independent auditors of the Company and the Bank, for the year ending December 31, 1998. The appointment of Deloitte & Touche LLP continues a relationship that began in 1980. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and will be available to respond to appropriate questions.


                ITEM 2: AMENDMENT OF CERTIFICATE OF INCORPORATION

     On April 15, 1998, the Board unanimously approved a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 and to reduce the par value of the Common Stock to $.01 per share from $5 per share (the

"Amendment"). Upon adoption of the Amendment, Article FOURTH of the Certificate of Incorporation would read in its entirety as follows:

          4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is 30,100,000 shares, consisting of 30,000,000 shares of Common Stock having a par value of $.01 per share and 100,000 shares of Preferred Stock without par value.


Increase of Authorized Common Stock


     The Board has determined that the proposed increase in authorized shares is appropriate in light of the two-for-one stock split in the form of a 100% stock dividend distributed on December 24, 1997, as a result of which the number of shares of Common Stock issued and outstanding, including those reserved for issuance under outstanding employee and director stock options and the Company's dividend reinvestment and stock purchase plan, was increased to approximately 15,800,000 as of March 31, 1998. In addition, pursuant to an Agreement and Plan of Merger between the Company and Tappan Zee Financial, Inc. dated March 6, 1998 (the "Tappan Zee Merger"), the Company may be required to issue as many as 1,900,000 shares of Common Stock to the shareholders of Tappan Zee Financial, Inc. The Company has a sufficient number of authorized but unissued shares of Common Stock to consummate the Tappan Zee Merger, and the approval of the Company's shareholders is not required. However, the consummation of the Tappan Zee Merger could reduce the number of authorized but unissued shares of Common Stock to as few as approximately 2,300,000 .


     The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time in connection with stock dividends (including stock splits in the form of stock dividends), the Company's dividend reinvestment and stock purchase plan, executive incentive compensation and employee benefit plans, financings and acquisitions and for any other proper corporate purpose. The Company has no present intention to issue any additional shares of Common Stock except pursuant to the Tappan Zee Merger and pursuant to its dividend reinvestment and stock purchase and stock option plans.

     If the Amendment is adopted, the additional authorized shares may be issued for such consideration and upon such terms and conditions as may be approved by the Board. The Board does not intend to seek further approval by the shareholders for the issuance of additional shares unless required to do so by applicable laws or regulations. Certain large issuances of shares may require shareholder approval to maintain the listing of the Common Stock on the American Stock Exchange.

     The Amendment will not change the proportionate interest of any shareholder in the Company and will have no adverse effect on any shareholder's voting or other rights. The Amendment will also not affect the Company's Preferred Stock, of which 100,000 shares are authorized in the Certificate of Incorporation and no shares are currently outstanding.

     If the Amendment is approved by the shareholders, the increased number of authorized shares of Common Stock, as well as the presently authorized but unissued shares of Common Stock, might be utilized in a transaction which could have the effect of delaying or preventing a change in control of the Company which some or a majority of the shareholders may consider desirable. For example, such stock could be issued to third parties in order to discourage a takeover attempt or to dilute the ownership interest of a substantial shareholder who opposes Board policies.

     The Company's Certificate of Incorporation contains other provisions which might be deemed to have the effect of delaying or preventing a change in control of the Company. These include the provision establishing a classified Board of Directors; the provision permitting the Board of Directors to issue preferred stock with rights (including voting rights) and preferences which could impede the completion of such a transaction; and the provision requiring a "supermajority" vote of the shareholders or the Board of Directors for any business combination transaction involving a substantial shareholder.

     The Board does not currently intend to propose any other amendments to the Company's Certificate of Incorporation which might be deemed to have the effect of discouraging takeover attempts, nor is the Board aware of any existing or threatened effort to obtain control of the Company.

Reduction of Par Value

     The Amendment would also reduce the par value of the authorized shares of Common Stock of the Company from $5 per share to $0.01 per share. The Board has determined that the proposed reduction in par value is appropriate to allow for further stock dividends and cash dividends.


     Since January 1, 1996, the Company has issued approximately 9,700,000 shares of its Common Stock as stock dividends (including stock splits structured as stock dividends), in order to maintain what the Company considers to be an appropriate market price per share for the Company's Common Stock. Each time that the Company pays a dividend in its Common Stock, it is required to transfer the par value of such Common Stock from its capital surplus account (which includes additional paid in capital and retained earnings) to its capital account. Consequently, the Company has been required to transfer approximately $48,300,000 from capital surplus to capital to reflect the stock dividends described above. These transfers have reduced the Company's capital surplus to levels that restrict its ability to declare and pay additional dividends, either in cash or Common Stock. Dividends, whether cash or stock dividends, may be paid only out of current earnings or out of capital surplus.

     The proposed Amendment will result in the automatic transfer of approximately $62,800,000 (i.e., the amount by which the par value of the Company's outstanding Common Stock has been reduced) from capital to capital surplus. Such transfer will have no effect on the cash position or other assets of the Company. The reduction in par value of the Common Stock would not change the number of issued and outstanding shares, nor would it affect the book value or earnings per share. Shareholders would continue to own the same number of shares as they currently own. Each outstanding share with a par value of $5 would be deemed to represent a new share with a par value of $0.01. Stockholders would NOT be required to return existing stock certificates for replacement certificates.


     The Board believes that the proposed reduction in par value of Common Stock and the transfer from capital to capital surplus will benefit the Company by allowing it to declare and pay dividends of cash or Common Stock when it might otherwise be prohibited from doing so due to an insufficient amount of capital surplus. Although it may do so in the future, the Company has no present plans to pay any additional dividends in shares of its Common Stock. The Company does intend to continue to pay cash dividends at levels consistent with its prior practice.

     The Board believes that, if the Amendment is not adopted, the Company will continue to be able to pay cash dividends at levels consistent with its past practice but will be severely limited in its ability to pay dividends in Common Stock. The Board does not intend to seek further shareholder approval for the declaration or payment of additional dividends in cash or Common Stock unless required to do so by applicable laws or regulations.

     Delaware law prohibits the issuance of shares of stock (other than treasury shares) for a consideration less than the par value of those shares. If the par value is reduced, the Company could legally issue shares for a consideration of as little as $0.01 per share. The Company has no current intention of so issuing any shares of its Common Stock.

     The Board has determined that the proposed Amendment is advisable and directed that the Amendment be considered at the Meeting. (Financial statements are not deemed material for the exercise of prudent judgment in regard to the foregoing proposal, and therefore, are not included in this proxy statement.) The affirmative vote of holders of at least a majority of the issued and outstanding shares is required for the adoption of the Amendment. The Board of Directors unanimously recommends that you vote FOR this proposal.


               ITEM 3: APPROVAL OF 1998 DIRECTOR STOCK OPTION PLAN

     On April 15, 1998, the Board of Directors adopted, subject to approval of the Company's shareholders, the Company's 1998 Director Stock Option Plan (the "Director Plan"). The Board adopted the 1998 Director Plan because only 88,424 shares of Common Stock remain available for the granting of options under the Company's current director stock option plan, which was approved by shareholders in 1989, and options may be granted under the existing plan only for one more year. The 1998 Director Plan is designed to replace the existing plan and, if the 1998 Director Plan is approved by the shareholders, no more options will be granted under the existing plan after 1998.

     The terms of the Director Plan are substantially the same as those of the existing plan. Under the Director Plan, each eligible director of the Company will automatically receive annually an option to purchase a fixed number of shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. The Director Plan has a term of ten years. The purpose of the Director Plan is to encourage ownership in the Company by outside directors whose continued services are essential to the Company's success, and to provide them with an additional incentive to continue as directors of the Company. The following is a summary of the provisions of the Director Plan. A copy of the Director Plan is attached hereto as Exhibit A. Shareholders are urged to review the Director Plan before determining how to vote on this proposal.

Administration; Eligibility; Number of Shares

     The Board of Directors will supervise and administer the Director Plan. Directors of the Company who are not employees of the Company or any subsidiary of the Company will be eligible to participate in the Director Plan. A total of four hundred thousand (400,000) shares of Common Stock may be issued under the Director Plan.

Terms of Options

     If the Director Plan is approved by the shareholders, the Company automatically will grant an option to purchase 16,940 shares of Common Stock to each eligible director as of the close of the Meeting. Thereafter, the Company automatically will grant an option to purchase 16,940 shares of Common Stock (subject to adjustment for intervening stock splits and stock dividends) to each eligible director effective as of the close of each annual meeting of shareholders of the Company (i) following which such individual is elected a director or (ii) following which such individual will continue to serve as a director as a member of a continuing class of directors. Each option granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock as of the close of business on the date of grant and no option may be exercised prior to the first anniversary of the date of grant. Service as a director must be continuous for such vesting to occur.

     The exercise price of shares of Common Stock subject to options may be paid with cash or in Common Stock, a combination of the foregoing, or any other form of consideration acceptable to the Company (including, to the extent permitted by law, relinquishment of options) having a fair market value equal to the exercise price. Options are not transferable or assignable other than upon the death of the optionee. An optionee may exercise his or her option, if vested, up to three months after he or she ceases to be a director of Company. If the optionee becomes disabled or dies while serving as a director, the option will vest in full and the optionee or his or her representative may exercise the option in full during the year following his or her disability or death.

     No option can be exercised after the expiration of ten years and one day from the date the option was granted.

Amendment of the Director Plan

     The Board of Directors at any time may amend or modify the terms of the Director Plan in any respect except that, without the approval of the shareholders of the Company, the Board of Directors may not materially increase the benefits accruing to eligible directors under such plan, change the number of shares which may be issued under such plan, or materially modify the requirements as to eligibility for participation under such plan. In addition, the Director Plan may not be amended more than once every six months regarding which directors may receive grants of options, the timing of the grants for all participants, and the amounts of options to be granted to individual participants.

Federal Income Tax Consequences

     A participant who is granted an option under the Director Plan will not recognize income for federal income tax purposes on the date of grant. Upon exercise, a participant will generally recognize ordinary income equal to the excess of the Common Stock's fair market value at the time of exercise over the exercise price. Upon disposition of the Common Stock acquired upon exercise of an option, capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price. The Company will be entitled to a tax deduction upon the timely exercise of an option equal to the amount of ordinary income recognized by the participant. The foregoing summary of federal income tax considerations is based upon interpretations of existing laws, regulations and rulings.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote will be required for approval of the 1998 Director Stock Option Plan. The Board of Directors unanimously recommends that you vote FOR this proposal.


                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the proxy statement for the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by January 1, 1999. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Date:  April 30, 1998
                                            By order of the Board of Directors


                                            Michael H. Fury, Secretary

                                                                       EXHIBIT A


                         1998 DIRECTOR STOCK OPTION PLAN

1.   Purpose

     The purpose of this Director Stock Option Plan (the "Plan") of U.S.B. Holding Co., Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.   Administration

     The Board of Directors shall supervise and administer the Plan. Grants of stock options granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.   Participation in the Plan

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.   Stock Subject to the Plan

     (a) The maximum number of shares which may be issued under the Plan shall be four hundred thousand (400,000) shares of the Company's Common Stock, par value $5.00 per share ("Common Stock"), subject to adjustment as provided in
Section 9 of the Plan.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares subject to such option shall again become available for grant pursuant to the Plan.

5.   Terms, Conditions and Form of Options

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Option Grant Dates. An option shall be granted automatically to each eligible director at the close of business on the date the Plan is approved by the stockholders of the Company. Thereafter, an option shall be granted automatically to each eligible director effective as of the close of each annual meeting of stockholders of the Company (i) at which such individual is elected a director or (ii) following which such individual will continue to serve as a director as a member of a continuing class of directors.

     (b) Shares Subject to Option. Each option granted under the Plan shall be exercisable, in whole or in part, for sixteen thousand nine hundred forty (16,940) shares of Common Stock, subject to adjustment as provided in Section 9 of the Plan.

     (c) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal not less than 100% of the fair market value of the Common Stock on the date an option is granted nor less than the par value of the Common Stock, whichever is greater. The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the last selling price of the Common Stock on such day (or last day of trade prior to such day if not traded on such day) as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is subject to quotation on the Nasdaq Stock Market, the mean between the highest independent bid and the lowest independent asked prices for the Common Stock on such day (or the last day quoted prior to such day if not quoted on such day) on such system, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not subject to quotation on the Nasdaq Stock Market, the mean between the highest bid and lowest asked prices for the Common Stock on such day (or the last day quoted prior to such day if not quoted on such day) as reported by National Quotation Bureau Incorporated or a similar organization, or (d) if none of the above is applicable, fair market value will be determined by the Board of Directors.

     (d) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him or her. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (e) Exercise Period. Except as otherwise provided in this Plan, no option may be exercised prior to the first anniversary of the date of grant of such option, provided that, subject to the provisions of Section 5 (f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten (10) years and one day from the date of grant.

     (f) Exercise Period Upon Death or Disability. Notwithstanding the provisions of Section 5(e), any option granted under the Plan may be exercised in full by an optionee who becomes disabled while acting as a director of the Company, or may be exercised in full upon the death of such optionee while a director of the Company or within three months after he ceases to serve as a director of the Company, by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(h), in each case within the period of one year after the date of the optionee ceases to be such a director by reason of such death or disability; provided, that no option shall be exercisable after the expiration of ten (10) years and one day from the date of grant.

     (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office specifying the number of shares as to which the option is being exercised. Except as otherwise provided in the Plan, the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Common Stock already owned by the optionee, or a combination of cash and Common Stock, or in such other consideration acceptable to the Company (including, to the extent permitted by applicable law, the relinquishment of a portion of the option) as the Company deems appropriate, having a total fair market value equal to the purchase price. For purposes of this Section 5(g), the fair market value of the portion of an option that is relinquished shall be the excess of

     (x) the fair market value at the time of exercise of the number of shares of Common Stock subject to the portion of the option that is relinquished over

     (y) the aggregate exercise price specified in the option with respect to such shares.

     (h) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.   Assignments

     The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.   Time for Granting Options

     All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company's stockholders.

8.   Limitation of Rights

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

     (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certification is issued.

9.   Adjustment in Event of Change in Common Stock

     (a) Subject to Section 9(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 4, (ii) the number and kind of shares or other securities subject to the outstanding options, and (iii) the price for each share or other unit of any other securities subject to outstanding options without change in the aggregate purchase price or value as to which such options remain exercisable or subject to restrictions. Any adjustment under this Section 9(a) will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

     (b) Notwithstanding anything else herein to the contrary, the Company, in its sole discretion at the time of grant of an option or otherwise may, in an option agreement, in a notice of the grant of an option or otherwise, provide that, with an optionee's consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board), any outstanding options not theretofore exercisable shall immediately become exercisable in their entirety and that any such option may be purchased by the Company for cash at a price to be determined by the Board.

10.  Amendment of the Plan

     The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan; and provided further, however, that in no case may the Plan be amended more than once every six months regarding which directors may receive grants of options, the timing of the grants for all participants, and the amount of options to be granted to individual participants.


11.  Governing Law


     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

PROXY


                            U.S.B. HOLDING CO., INC.
                               100 Dutch Hill Road
                           Orangeburg, New York 10962


                       1998 Annual Meeting of Shareholders

     The Proxy is Solicited by the Board of Directors of U.S.B. Holding Co., Inc., a Delaware Corporation (the "Company"). The undersigned shareholder(s) of the Company hereby appoint(s) Michael Giglio and Alfred L. Fox, and each or either of them, with full power of substitution and revocation, and hereby authorize(s) them, and each or either of them, to represent and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the Comfort Inn, 425 East Route 59, Nanuet, New York 10954, on Wednesday, May 20, 1998, at 10:00 a.m. (local time), and at any adjournment thereof, with all powers the undersigned would possess if personally present as specified on the reverse side:

1.   Election of Class I Directors: Herbert E.
     Peckman, Howard V. Ruderman

     FOR all nominees listed      WITHHOLD             INSTRUCTION: To withhold
     (Except as marked to the     AUTHORITY            for one or more
     contrary)                    to vote for all      nominee(s), write the
                                  nominees listed      name(s) of the nominee(s)
                                                       in the space below,

     _____                        _______              ________________________


2. Approval of an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $5 per share, from 20,000,000 to 30,000,000 and to reduce the par value of the Common Stock to $0.01 per share (as described in the Proxy Statement).

         (Management recommends a vote FOR)

                  FOR               AGAINST                   ABSTAIN

                 _____               _____                      _____


3. Approval of the 1998 Director Stock Option Plan (as described in the Proxy Statement).

         (Management recommends a vote FOR)


                  FOR               AGAINST                   ABSTAIN

                 _____               _____                      _____

4. In their discretion, upon such other business as may properly come before the meeting.





                              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, IF NO DIRECTION IS GIVEN. THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR AND FOR ITEMS 2 AND 3 ABOVE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

                               Dated _____________________________________, 1998

                               Signature _______________________________________

                               Signature _______________________________________

                              YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES OR CORPORATE OFFICERS OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.